Exhibit 99.1

OPNET Announces Record Financial Results for Fourth Quarter of Fiscal 2011

June Dividend Increased to $0.12 Per Share

BETHESDA, MD—May 09, 2011—OPNET Technologies, Inc. (NASDAQ: OPNT), a leading provider of solutions for application and network performance management, today announced that revenue for the fourth fiscal quarter, ended March 31, 2011, was $41.1 million, compared to $34.4 million for the same quarter in the prior fiscal year. Diluted earnings per share for the fourth quarter of fiscal 2011 were $0.17, compared to $0.11 for the same quarter in the prior fiscal year. The Company also announced today a quarterly dividend of $0.12 per share, which represents one quarter of the Company’s fiscal 2012 annual dividend target of $0.48, payable on June 29, 2011 to stockholders of record as of the close of business on June 15, 2011. During fiscal 2011, the Company paid aggregate quarterly dividends of $0.40 per share and a one-time special dividend of $0.75 per share.

Marc A. Cohen, OPNET’s Chairman and CEO, stated, “We are very pleased to report strong execution both for the fourth quarter of fiscal 2011 and for the entire fiscal year. Our strong performance was driven by our success in addressing the multi-billion dollar application performance management (APM) market. During our fourth quarter, we set new records, including total revenue of $41.1 million, product revenue of $21.6 million, total cash, cash equivalents and marketable securities of $114.7 million, and deferred revenue of $47.5 million. During fiscal 2011, we grew product revenue year-over-year by 39% and more than doubled our operating income from $8.1 million to $18.8 million.”

Mr. Cohen continued, “APM product sales accounted for 63% of our total product bookings during the quarter, and increased 41% over the same quarter last year. APM product sales accounted for 68% of our total product bookings during fiscal 2011, and increased 38% over fiscal 2010. We believe that the growth in APM is being driven by both superior analytics, and our end-to-end solutions that span networks, applications, and systems. We further believe that these competitive advantages can generate sustained growth in product revenue and profitability over the long term.”

The Company’s fourth quarter fiscal 2011 financial results are presented below. The non-GAAP results exclude the income statement effects of stock-based compensation and acquisition-related amortization of intangible assets. A reconciliation of GAAP results to non-GAAP results has been provided in the financial statement table following the text of the press release. For further information, please refer to the section of the press release titled “Use of Non-GAAP Measures.”

GAAP Financial Highlights for the Fourth Quarter of Fiscal 2011:

•

Total revenue increased year-over-year 19.4% to $41.1 million from $34.4 million for the same quarter of fiscal 2010. Total revenue for the quarter increased sequentially 3.6% from $39.7 million for the third quarter of fiscal 2011.

•

Product revenue increased year-over-year by 33.3% to $21.6 million from $16.2 million for the same quarter of fiscal 2010. Product revenue for the quarter increased sequentially 6.9% from $20.2 million for the third quarter of fiscal 2011.

•

Deferred revenue increased year-over-year by 9.5% to $47.5 million from $43.4 million at the end of the same quarter of fiscal 2010. Deferred revenue for the quarter increased sequentially 10.7% from $42.9 million at the end of the third quarter of fiscal 2011.

•	Gross margin increased year-over-year to 79.1% from 75.7% for the same quarter of fiscal 2010. Gross margin increased sequentially from 78.8% in the third quarter of fiscal 2011.

•	Operating margin increased year-over-year to 15.2% from 9.0% for the same quarter of fiscal 2010. Operating margin increased sequentially from 14.1% in the third quarter of fiscal 2011.

•	Earnings per share increased year-over-year to $0.17 from $0.11 for the same quarter of fiscal 2010. Earnings per share decreased sequentially from $0.19 in the third quarter of fiscal 2011.

Non-GAAP Financial Highlights for the Fourth Quarter of Fiscal 2011:

•	Non-GAAP gross margin increased year-over-year to 80.5% from 77.0% for the same quarter of fiscal 2010. Non-GAAP gross margin increased sequentially from 80.3% in the third quarter of fiscal 2011.

•

Non-GAAP operating margin increased year-over-year to 17.8% from 11.7% for the same quarter of fiscal 2010. Non-GAAP operating margin increased sequentially from 17.3% in the third quarter of fiscal 2011.

•

Non-GAAP earnings per share increased year-over-year to $0.20 from $0.14 for the same quarter of fiscal 2010. Non-GAAP earnings per share decreased sequentially from $0.23 in the third quarter of fiscal 2011.

First Quarter Fiscal Year 2012 Financial Outlook

OPNET currently expects fiscal 2012 first quarter GAAP revenue to be between $37.0 million and $40.0 million, and GAAP diluted net income per common share to be between $0.10 and $0.17 and non-GAAP diluted net income per common share to be between $0.13 and $0.20. The non-GAAP diluted net income per common share expectation excludes approximately $663,000 of expense associated with stock-based compensation expense, amortization of acquired intangible assets, and the related impact of these adjustments on the provision for income taxes. These estimates represent management’s current expectations about the Company’s future financial performance, based on information available at this time.

OPNET will hold an investor conference call on Monday, May 9, 2011 at 5:00 pm Eastern Time to review financial results for the fourth quarter of fiscal 2011.

To listen to the OPNET investor conference call:

•	Call 877-377-7550 in the U.S. or 408-337-0151 for international callers, or

•	Use the webcast at www.opnet.com. Investors are advised to go to the web site at least 15 minutes early to register, download, and install any necessary audio software.

To listen to the archived call:

•

Call the replay phone number at 800-642-1687 or 706-645-9291 for international callers. For replay, enter passcode # 59512299. The replay will be available from 8:00 pm Eastern Time May 9, 2011 through 11:59 pm Eastern Time May 19, 2011.

•	The webcast will be available at www.opnet.com, archived for seven days.

Use of Non-GAAP Measures

OPNET uses a variety of financial measures that are not in accordance with generally accepted accounting principles, or GAAP, as supplemental measures to GAAP to evaluate its operational performance. These financial measures, which include non-GAAP gross profit, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted earnings per share, exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. A detailed explanation of each of the adjustments to such financial measures is described below. A reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure is also included below.

Management uses non-GAAP financial measures (a) to evaluate OPNET’s historical and prospective financial performance as well as its performance relative to its competitors, and (b) to measure operational profitability and the accuracy of forecasting. In addition, many financial analysts who follow OPNET focus on and publish both historical results and future projections based on non-GAAP financial measures. OPNET believes that it is in the best interest of its investors to provide this information to analysts so that they accurately report the non-GAAP financial information. Moreover, investors have historically requested these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of OPNET’s competitors and may not be directly comparable to similarly titled measures of OPNET’s competitors due to potential differences in the exact method of calculation. OPNET compensates for these limitations by using these non-GAAP financial measures only as supplements to GAAP financial measures and by providing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

The adjustments we use to derive these non-GAAP financial measures, and the basis for such adjustments, are outlined below:

Amortization of intangibles and its related tax impact. OPNET incurs amortization of intangibles related to various acquisitions it has made in recent years. This amortization is included in the following line items of its GAAP presentation:

•	cost of revenue — amortization of acquired technology and customer relationships

•	operating expenses — research and development

Management excludes these expenses and their related tax impact for the purpose of calculating non-GAAP operating income, non-GAAP gross profit, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of OPNET because these costs are fixed at the time of an acquisition, are then amortized over a period of three to five years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, management does not consider these expenses for purposes of evaluating the performance of OPNET during the applicable time period after a given acquisition, and it excludes such expenses when evaluating OPNET’s financial performance.

Stock-based compensation expense and its related tax impact. OPNET incurs expense related to stock-based compensation, which is included in the following line items of its GAAP presentation:

•	cost of revenue — product updates, technical support and services

•	cost of revenue — professional services

•	operating expenses —research and development

•	operating expenses — sales and marketing

•	operating expenses – general and administrative

Although stock-based compensation is an expense of OPNET and is viewed as a form of compensation, management excludes these expenses for the purpose of calculating non-GAAP operating income, non-GAAP gross profit, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted earnings per share when it evaluates the continuing operational performance of OPNET. Specifically, OPNET excludes stock-based compensation during its quarterly and annual assessments of OPNET’s and management’s performance. In evaluating the performance of senior management, stock-based compensation is excluded from expenditure and profitability results.

Diluted weighted average common shares outstanding. Non-GAAP diluted net income per common share reflects the elimination of amortization of intangibles, stock-based compensation expense and the related tax impacts, all as discussed above. In addition, in cases in which the non-GAAP net income changes from negative to positive when compared to the GAAP net income, or vice versa, the non-GAAP per-share calculation also gives effect to an adjustment to the number of diluted weighted average common shares outstanding reflecting the application of the treasury method and the fact that shares previously considered anti-dilutive would now be considered dilutive, or vice versa.

About OPNET Technologies, Inc.

Founded in 1986, OPNET Technologies, Inc. (NASDAQ:OPNT) is a leading provider of application and network performance management solutions. For more information about OPNET and its products, visit www.opnet.com.

###

OPNET, OPNET Technologies, Inc., AppMapper Xpert, AppResponse Xpert, and AppInternals Xpert are trademarks of OPNET Technologies, Inc. All other trademarks are the property of their respective owners.

Statements in this press release that are not purely historical facts may constitute forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. OPNET Technologies, Inc. (“OPNET”) assumes no obligation to update such statements. Forward-looking statements, including statements regarding the impact of enhancements to our APM product portfolio or our competitive position and statements concerning expected revenue and diluted net income per common share and Non-GAAP diluted net income per common share for the first quarter of fiscal 2012, are predictions based upon information available to OPNET as of the date of this press release and involve risks and uncertainties; therefore, actual events or results may differ materially. Factors that may cause OPNET’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements include, among others, those factors listed under the caption “Risk Factors” in OPNET’s Annual Report on Form 10-K for the fiscal year ended March 31, 2010, as filed with the Securities and Exchange Commission on June 4, 2010, as updated from time to time in subsequent SEC filings. The risk factors set forth in the Company’s Form 10-K under the caption “Risk Factors,” as updated from time to time in subsequent SEC filings, are specifically incorporated by reference into this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Note to editors: The word OPNET is spelled with all upper-case letters.

OPNET Media Contact:	OPNET Investor Relations:
Sue Cole	Mel Wesley
OPNET Technologies, Inc.	OPNET Technologies, Inc.
(919) 461-2445	(240) 497-3000
Media@opnet.com	ir@opnet.com
www.opnet.com	www.opnet.com

OPNET TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,		Year Ended March 31,
	2011	2010	2011	2010

Revenue:
Product	$21,570	$16,181	$72,392	$52,252
Product updates, technical support, and services	14,112	12,351	53,392	47,264
Professional services	5,423	5,905	22,202	26,831

Total revenue	41,105	34,437	147,986	126,347

Cost of revenue:
Product	2,621	1,877	9,293	5,983
Product updates, technical support, and services	1,433	1,284	5,260	4,859
Professional services	3,997	4,760	16,183	19,328
Amortization of acquired technology and customer relationships	539	459	2,050	1,835

Total cost of revenue	8,590	8,380	32,786	32,005

Gross profit	32,515	26,057	115,200	94,342

Operating expenses:
Research and development	9,320	8,480	34,718	32,043
Sales and marketing	13,616	11,480	48,733	43,181
General and administrative	3,340	2,999	12,947	11,011

Total operating expenses	26,276	22,959	96,398	86,235

Income from operations	6,239	3,098	18,802	8,107
Interest and other expense, net	(66)	(66)	(151)	(70)

Income before provision for income taxes	6,173	3,032	18,651	8,037
Provision for income taxes	2,350	723	6,250	2,214

Net income	$3,823	$2,309	$12,401	$5,823

Basic net income per common share	$0.17	$0.11	$0.57	$0.28

Diluted net income per common share	$0.17	$0.11	$0.55	$0.28

Basic weighted average common shares outstanding	21,929	20,622	21,429	20,529

Diluted weighted average common shares outstanding	22,507	21,153	22,130	20,790

OPNET TECHNOLOGIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP INCOME

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,		Three Months Ended December 31,
	2011	2010	2010

GAAP gross profit	$32,515	$26,057	$31,274
Stock-based compensation expense included in cost of revenue	22	5	25
Amortization of intangibles included in cost of revenue	540	459	552

Non-GAAP gross profit	$33,077	$26,521	$31,851

GAAP income from operations	$6,239	$3,098	$5,603
Stock-based compensation expense – total (included in cost of revenue and in operating expenses)	533	432	664
Amortization of intangibles — total (included in cost of revenue and in research and development expenses)	565	484	578

Non-GAAP income from operations	$7,337	$4,014	$6,845

GAAP net income	$3,823	$2,309	$4,324
Stock-based compensation expense — total	533	432	664
Amortization of intangibles — total	565	484	578
Provision for income tax (1)	(439)	(366)	(497)

Non-GAAP net income	$4,482	$2,859	$5,069

Diluted net income per common share:
GAAP	$0.17	$0.11	$0.19

Non-GAAP	$0.20	$0.14	$0.23

Diluted weighted average common shares outstanding
GAAP	22,507	21,153	22,230

Non-GAAP	22,507	21,153	22,230

(1)	Reflects the tax effect of non-GAAP adjustments above at the statutory rate of 40%

OPNET TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

(unaudited)

	March 31, 2011	March 31, 2010
ASSETS

Current assets:
Cash and cash equivalents	$83,296	$104,681
Marketable securities	31,432	—
Accounts receivable, net	32,597	28,015
Unbilled accounts receivable	1,915	4,765
Inventory	666	872
Deferred income taxes, prepaid expenses and other current assets	4,002	2,816

Total current assets	153,908	141,149

Property and equipment, net	12,701	13,245
Intangible assets, net	4,507	5,109
Goodwill	15,406	14,639
Deferred income taxes and other assets	5,078	4,210

Total assets	$191,600	$178,352

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,247	$1,405
Accrued liabilities	14,698	10,932
Other income taxes	186	498
Deferred rent	182	432
Deferred revenue	42,282	38,425

Total current liabilities	58,595	51,692

Accrued liabilities	107	145
Deferred rent	2,422	2,138
Deferred revenue	5,215	4,946
Other income taxes	661	755

Total liabilities	67,000	59,676

Stockholders’ equity:
Common stock	30	28
Additional paid-in capital	121,007	99,229
Retained earnings	25,348	37,920
Accumulated other comprehensive loss	(649)	(999)
Treasury stock, at cost	(21,136)	(17,502)

Total stockholders’ equity	124,600	118,676

Total liabilities and stockholders’ equity	$191,600	$178,352